UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51128 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

404I-T Hadley Road
S. Plainfield, New Jersey 07080
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 31, 2015, Majesco Entertainment Company (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that, as a result of the resignation of Mr. Trent Davis as a member of its board of directors, it is no longer in compliance with the continued listing requirements for the Nasdaq Capital Market contined in Nasdaq listing rule 5605(c)(2)(A) which requires that the Company maintain an Audit Committee of three (3) members, all of whom must be independent. The notification does not impact the Company’s listing on the Nasdaq Capital Market at this time. Pursuant to Nasdaq listing rule 5605(c)(4)(B) the Company has until the next annual shareholders meeting to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A). The Company inteads to undertake a search for a third independent director to fill Mr. Davis' position within the time period permitted under Nasdaq Listing Rule 5605(c)(4)(B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: July 31, 2015	/s/ David Rector
David Rector
Chief Executive Officer